SCHEDULE 14A

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VELOCITY ASSET MANAGEMENT, INC.

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VELOCITY ASSET MANAGEMENT, INC.
48 S. Franklin Turnpike, 3rd Floor,
Ramsey, NJ 07446
(201) 760-6306

TO OUR STOCKHOLDERS:

First, I would like to thank our shareholders for the continued support they have shown our Company. Velocity Asset Management, Inc. has completed its third full year as a publicly traded company, and we believe that the operating results for fiscal 2006 represent a breakout in the ongoing fundamental business and operations at the Company.

With U.S. consumer debt increasing to over $2.4 trillion as of May 2007 and banks and finance companies continuing to sell their non-performing assets into the secondary market, we believe that we are poised to take advantage of continuing market opportunities and look forward to another year of impressive growth.

As this is our first ‘‘letter to shareholders,’’ I would like to take a moment to recap what we have accomplished since becoming a publicly traded company.

In 2004, our first year as a publicly traded company, we consolidated three private companies (Velocity Investments, J. Holder and VOM) into a holding company, Velocity Asset Management, Inc. In addition, we the solidified our balance sheet through the conversion of $4.3MM outstanding debt into equity and then raised an additional $3.2MM through a private placement offering, thereby increasing our shareholder’s equity to $7.5MM.

In the first quarter of 2005, we secured a $12.5MM senior credit facility with Wells Fargo Foothill. This facility, combined with enhanced technological systems, positioned the company for expansion in our core business, Velocity Investments (VI). During the second half of 2005 we accelerated our purchases of charged off consumer receivables. By the end of 2005, we owned approximately $154MM in face value of charged off receivables, at an average price of $0.097. We owned debt in 35 states and had 67 collection attorneys representing us. Our gross collections in VI were $5.4MM for 2005.

In the first quarter of 2006, we were able to renegotiate some of the terms of the credit facility with Wells Fargo Foothill. This resulted in a higher advance rate for purchases, a lower interest rate and, in March 2007, an increase in the size of the credit line to $17.5MM. In May 2006, we completed a $13.8MM public offering of its Series A convertible preferred stock resulting in gross proceeds of approximately $12.4 MM to the Company. The Company achieved an important milestone by listing its preferred stock on the American Stock Exchange under the symbol JVI-PR. With the completion of this preferred offering, the Company had the resources to benefit from the increased market opportunities that we encountered in our charged-off consumer receivables business. By the end of 2006, we owned approximately $353MM in face value of charged off receivables at an average price of $0.086. We owned debt in all 50 states and had 67 collection attorneys and servicing agents representing us. Our gross collections in VI were $10.778MM for 2006, a 99.4% increase from 2005.

As a refresher for those who do not follow our Company on a daily basis, VI is a consumer receivables asset management company, which purchases, manages and liquidates portfolios of unsecured consumer debt. Our business model involves extensive due diligence on a portfolio prior to purchase, focusing on debts that we believe are collectable using legal collection means. After purchasing a portfolio we refer the debt to our third party legal network for collection. The legal network is compensated on a contingency basis allowing the Company to minimize overhead while expanding assets under management. In the last two years, VI has expanded geographically from two states and one servicing agent to all 50 states with a network of 70+ attorneys and servicing agents. This expansion has resulted in tremendous growth and increased profitability.

The record operating results for the Company in fiscal 2006 reflected the focused growth in our business at VI. Total revenue increased 26.9% to $10.3MM; operating income increased 123.3% to $3.65MM; and net income increased $178.3% to $1.3MM. With the first quarter of 2007, and another quarter of record collections behind us, we believe that this trend will continue through fiscal 2007.

Let me take a minute to address our other two businesses, VOM and J. Holder. VOM purchases NJ municipal real estate tax liens. Although the business has been profitable, we believe we can earn higher returns on capital in VI and have decided to allow the current assets to mature and wind the portfolio down. As of the end of 2006 we had approximately $400M of tax liens (including accrued interest) remaining in our portfolio. J. Holder invests in distressed real property assets. J. Holder had a disappointing year in 2006 and senior management is currently in the process of evaluating the future of its distressed real estate business.

Due to the expansion of business at VI, the Company has outgrown its current office space. Effective July 9, 2007, the Company moved to new offices at 1800 Route 34 North, Suite 404A in Wall, NJ, 07719. We are excited about the move and believe that our Company is well positioned for additional growth.

We appreciate that many of our long term shareholders have waited for consistency and profitability in our business operations. Our company has evolved over the past three years and now is in a strong position to profitably grow during the coming years. Our balance sheet is strong, our business model is now proven, and we are poised to profitably grow as we take advantage of the opportunities available in the distressed consumer receivables market.

I would like to invite you to join us at the Annual Meeting of Shareholders on August 8, 2007 at the Sheraton in Mahwah, NJ, where I will more completely review our progress and speak about our plans for future growth. I look forward to seeing you there.

Sincerely,

John C. Kleinert

President & CEO

VELOCITY ASSET MANAGEMENT, INC.
1800 Route 34 North
Building 4, Suite 404A
Wall, NJ 07719

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, AUGUST 8, 2007

To our Stockholders:

Notice is hereby given that the 2007 Annual Meeting (the ‘‘Annual Meeting’’) of Stockholders of Velocity Asset Management, Inc. (the ‘‘Company’’ or ‘‘Velocity’’), a Delaware corporation, will be held at the Sheraton Mahwah Hotel at 1 International Boulevard, Route 17 North, Mahwah, New Jersey 07495 (Tel: 201-529-1660) on Wednesday, August 8, 2007 at 10:00 a.m., for the following purposes:

1.	To elect five Directors to the Board of Directors to serve until the 2008 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified;

2.	To ratify the appointment by the Audit Committee of the Board of Directors of Weiser LLP, to serve as the Company’s independent auditors for the fiscal year ending December 31, 2007;

3.	To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on June 22, 2007, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

For a period of 10 days prior to the Annual Meeting, a stockholders list will be kept at the Company’s office and shall be available for inspection by stockholders during usual business hours. A stockholders list will also be available for inspection at the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

The Company’s Annual Report on Form 10-KSB (including audited financial statements) for the fiscal year ended December 31, 2006, as amended, accompanies the Proxy Statement.

STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND MAIL IT IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU SIGN AND RETURN YOUR PROXY WITHOUT SPECIFYING YOUR CHOICES IT WILL BE UNDERSTOOD THAT YOU WISH TO HAVE YOUR SHARES VOTED IN ACCORDANCE WITH THE DIRECTORS’ RECOMMENDATIONS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON.

By Order of the Board of Directors
James J. Mastriani, Secretary

July 9, 2007

VELOCITY ASSET MANAGEMENT, INC.
1800 Route 34 North
Building 4, Suite 404A
Wall, NJ 07719

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the ‘‘Board of Directors’’ or ‘‘Board’’) of Velocity Asset Management, Inc. of proxies to be voted at the 2007 Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, August 8, 2007 at the Sheraton Mahwah Hotel at 1 International Boulevard, Route 17 North Mahwah, New Jersey 07495 and at any adjournments thereof (the ‘‘Annual Meeting’’). In this proxy statement, Velocity Asset Management, Inc. is referred to as ‘‘Velocity’’, ‘‘we’’, ‘‘us’’, ‘‘our’’ or ‘‘the Company’’ unless the context indicates otherwise. The Annual Meeting has been called to consider and take action on the following proposals: (i) To elect five Directors to the Board of Directors to serve until the 2008 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified; (ii) To ratify the appointment by the Audit Committee of our Board of Directors of Weiser LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2007; (iii) To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy will vote on such other matters and/or for other nominees in accordance with their best judgment. The Company’s Board of Directors recommends that the stockholders vote in favor of each of the proposals. Only holders of record of Common Stock, of the Company at the close of business on June 22, 2007 (the ‘‘Record Date’’) will be entitled to vote at the Annual Meeting.

The Company is moving is executive offices, and as of July 9, 2007, the principal executive offices of the Company are located at 1800 Route 34 North, Building 4, Suite 404A, Wall, NJ 07719 and its telephone number is (732) 556-9090. The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to stockholders is July 9, 2007. A copy of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, as amended, is enclosed with these materials, but should not be considered proxy solicitation material.

INFORMATION CONCERNING SOLICITATION AND VOTING

As of the Record Date, there were 16,443,997 outstanding shares of Common Stock, each share entitled to one vote on each matter to be voted on at the Annual Meeting. As of the Record Date, the Company had approximately 235 beneficial holders of record of Common Stock. Only holders of shares of Common Stock on the Record Date will be entitled to vote at the Annual Meeting. The holders of Common Stock are entitled to one vote on all matters presented at the meeting for each share held of record. The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained.

Each nominee to be elected as a director named in Proposal 1 must receive the vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. For the purposes of election of directors, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote.

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting is required for approval of the ratification of the selection of Weiser LLP as independent auditors of the Company for the fiscal year 2007 described in Proposal 2. Abstentions will not be counted as votes entitled to be cast on this matter and will have no effect on the result of the vote.

‘‘Broker non-votes,’’ which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of shares present in person or by proxy on a voting matter and will have no effect on the outcome of the vote. Brokers who hold shares in street name may vote on behalf of beneficial owners with respect to Proposals 1 and 2. The approval of all other matters to be considered at the Annual Meeting requires the affirmative vote of a majority of the eligible votes cast at the Annual Meeting on such matters.

The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

Proxies given by stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his or her attorney authorized in writing or, if the stockholder is a corporation, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournments thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournments thereof, and upon either of such deposits the proxy is revoked.

Proposals 1 and 2 do not give rise to any statutory right of a stockholder to dissent and obtain the appraisal of or payment for such stockholder’s shares.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

Corporate Governance

The Company’s Board of Directors has long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of stockholders. During the past year, the Company’s Board of Directors has continued to review its governance practices in light of the Sarbanes-Oxley Act of 2002 and new Securities and Exchange Commission (the ‘‘SEC’’) rules and regulations. This section describes key corporate governance guidelines and practices that the Company has adopted. Complete copies of the Audit Committee and Nominating Committee charters are posted on the Company’s website at www.velocitycollect.com. Alternatively, you can request a copy of any of these documents by writing to the Company. The contents of our website should not be considered proxy solicitation material.

Code of Conduct and Ethics

Our Board of Directors has adopted a Code of Ethics which is applicable to all our directors, officers, employees, agents and representatives, including our principal executive officer and principal financial officer, principal accounting officer or controller, or other persons performing similar functions. We have made available on our website copies of our Code of Ethics and charters for the committees of our Board and other information that may be of interest to investors.

Board Meetings and Attendance of Directors

During fiscal year 2006, the Board of Directors held two meetings, all of which were attended by all of the Company’s Directors during the period that such person was a member of the Board of Directors, and took action by unanimous written consent on 4 occasions. Directors are expected to attend all meetings. All of our Directors are expected to attend the Annual Meeting.

Special meetings are held from time to time to consider matters for which approval of the Board of Directors is desirable or required by law.

Director Independence

The Board has reviewed each of the directors’ relationships with the Company in conjunction with Section 121(A) of the listing standards of the American Stock Exchange (‘‘AMEX’’) and has affirmatively determined that three of our directors, Steven Marcus, Michael Kelly and David Granatell, are independent of management and free of any relationship that would interfere with their independent judgment as members of the Audit Committee

Committees of the Board of Directors

The Board of Directors has established two standing committees: (1) the Audit Committee and (2) the Nominating Committee. Each committee operates under a charter that has been approved by the Board. Copies of the Audit Committee, Compensation Committee and Nominating Committee’s charters are posted on the Company’s website. Messrs. Marcus, Kelly, and Granatell are the members of each of such committees. Mr. Marcus serves as the Chair of each of such committees.

Audit Committee

The Audit Committee was formed in September 2005. The Audit Committee met twice since its formation and each member of the Audit Committee was present at such meeting. The Audit Committee is responsible for matters relating to financial reporting, internal controls, risk management and compliance. These responsibilities include appointing, overseeing, evaluating and approving the fees of our independent auditors, reviewing financial information which is included in our Annual Report on Form 10-KSB, discussions with management and the independent auditors the results of the annual audit and our quarterly financial statements, reviewing with management our system of internal controls and financial reporting process and monitoring our compliance program and system.

The Audit Committee operates pursuant to a written charter, adopted by the Board, which sets forth the functions and responsibilities of this committee. A copy of the charter can be viewed on our website. All members of this committee are independent directors under the AMEX listing standards.

The Audit Committee currently is composed of three independent directors. The Board of Directors has determined that Steven Marcus, the committee’s chairman, meets the SEC criteria of an ‘‘audit committee financial expert’’, as defined in Item 401(h) of Regulation S-K.

Audit Committee Report

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s system of internal control over financial reporting and the qualifications, independence and performance of its internal and independent auditors. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent auditors.

Management is responsible for the Company’s financial reporting process, including the Company’s internal control over financial reporting, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. Weiser LLP (‘‘Weiser’’), as the Company’s independent auditors, are responsible for auditing those financial statements and management’s assessment of internal control over financial reporting and expressing its opinion as to the fairness of the financial statement presentation in accordance with generally accepted accounting principles, the fairness of management’s assessment of the Company’s internal control over financial reporting, and the effectiveness of the Company’s internal control over financial reporting. Our responsibility is to oversee and review these processes. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

In this context, we have met and held discussions with management and Weiser, the Company’s independent auditors for the fiscal year ended December 31, 2006. Management represented to us that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed with management, the Company’s internal auditors and Weiser the Company’s consolidated financial statements for the fiscal year ended December 31, 2006 and the Company’s internal control over financial reporting. We also discussed with Weiser the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). Weiser provided to us the written disclosures required by Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees), and we discussed their independence with them. In determining Weiser’s independence, we considered whether their provision of non-audit services to the Company was compatible with maintaining independence. We received regular updates on Weiser’s fees and the scope of audit and non-audit services they provided. All such services were provided consistent with applicable rules and our pre-approval policies and procedures.

Based on our discussions with management, our internal auditors and Weiser and our review of the representations of management and Weiser, and subject in all cases to the limitations on our role and responsibilities referred to above and set forth in the Audit Committee Charter, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-KSB. We also approved, subject to stockholder ratification, the selection of Weiser as the Company’s independent auditors for the fiscal year ending December 31, 2007.

Members of the Audit Committee
Steven Marcus (Chair) Michael Kelly David Granatell

Nominating Committee

The Nominating Committee is responsible for providing oversight on a broad range of issues regarding our corporate governance practices and policies and the composition and operation of the Board of Directors. These responsibilities include reviewing potential candidates for membership on the Board and recommending to the Board nominees for election as directors of the Company.

The Nominating Committee was formed in September 2005 and met once in fiscal 2006. A complete description of the Nominating Committee’s responsibilities is set forth in the Nominating and Corporate Governance written charter. A copy of the charter is available to stockholders on the Company’s website. All members of the Nominating Committee are ‘‘independent’’ as independence for nominating committee members is defined under the AMEX listing standards. The Nominating Committee will consider director nominees recommended by stockholders. To recommend a nominee please write to the Nominating Committee c/o the Company, Attn: James Mastriani, Secretary. There are no minimum qualifications for consideration for nomination to be a director of the Company. The nominating committee will assess all director nominees using the same criteria. Nominations made by stockholders must be made by written notice received by the Secretary of the Company within 30 days of the date on which notice of a meeting for the election of directors is first given to stockholders. The Nominating Committee and the Board of Directors carefully consider nominees regardless of whether they are nominated by stockholders, the Nominating Committee or existing board-members. All of the five nominees to serve as directors on the Board of Directors of the Company have previously served in such capacities. During 2006 the Company did not pay any fees to any third parties to assist in the identification of nominees. The Company did not receive any director nominee suggestions from stockholders for the Annual Meeting.

Compensation of Directors

Non-employee Directors of the Company are currently paid a fee of $1,000 per board meeting attended as compensation for such services. Directors may be removed with or without cause by a vote of the majority of the stockholders then entitled to vote. Other than as described in ‘‘Executive Compensation’’ below, there were no other arrangements pursuant to which any director was compensated during fiscal 2006 for any services provided as a director.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an officer or employee of the Company. In addition, none of the members of the Compensation Committee had any relationships with the Company or any other entity that require disclosure under the proxy rules and regulations promulgated by the SEC.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, five individuals will be elected to serve as directors until the next annual meeting or until their successors are duly elected, appointed and qualified. The Company’s Board of Directors currently consists of five persons. All of the individuals who are nominated for election to the Board of Directors are existing directors of the Company. Unless a stockholder WITHHOLDS AUTHORITY, a properly signed and dated proxy will be voted ‘‘FOR’’ the election of the persons named below, unless the proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a director at the time of the election, unless the stockholder withholds authority from voting, the proxies will be voted ‘‘FOR’’ any nominee who shall be designated by the present Board of Directors to fill such vacancy.

The name and age of each of the five nominees, his position with the Company, his principal occupation, and the period during which such person has served as a director are set out below.

Biographical Summaries of Nominees for the Board of Directors

Name of Nominee	Age	Position with the Company	Principal Occupation	Director Since
John C. Kleinert	48	President, Chief Executive Officer and Chairman	President and Chief Executive Officer of the Company	2004
W. Peter Ragan, Sr.	59	Vice President and Director	Vice President of the Company	2004
Steven Marcus	47	Independent Director		2005
Dr. Michael Kelly	54	Independent Director		2005
David Granatell	49	Independent Director		2005

JOHN C. KLEINERT earned a Bachelor of Science degree in Chemical Engineering from Princeton University in 1981. In 1982 Mr. Kleinert was hired by Goldman Sachs in New York and from 1982-1990 he traded various municipal products and was appointed head of the Municipal Trading Desk in 1991. In 1994 Mr. Kleinert was elected a general partner of the firm and served in that capacity until the end of 1997 when he retired and became a limited partner. Since retiring from Goldman Sachs and prior to his full time employment by us as president and chief executive officer, Mr. Kleinert pursued several business ventures, including managing a trading operation, JCK Investments, which invests in equities, bonds, commodities and options. He is also a co-founder or our company.

W. PETER RAGAN, SR. received a Bachelor of Science in Marketing from LaSalle University in 1968 and earned his law degree from the Seton Hall University School of Law in 1974. Since his graduation he has practiced primarily in the area of creditor’s rights. Mr. Ragan practiced with the firm of Schaefer and Crawford in Ocean Township, New Jersey, from 1974 to 1979 where he specialized in municipal law and creditor’s rights. From 1979 through May of 1998, Mr. Ragan was a principal of Blankenhorn & Ragan, P.C., and its predecessor partnership. In May of 1998, the firm of Ragan & Ragan, P.C. was created where Mr. Ragan is presently senior partner and continues with his focus upon creditor’s rights. Mr. Ragan has been a member of the New Jersey State Bar since 1974 and is also admitted to practice before the United States District Court for the District of New Jersey, United States Third Circuit Court of Appeals and the United States Supreme Court. Mr. Ragan is also a co-founder of our company.

STEVEN MARCUS joined our board of directors in September 2005. Mr. Marcus is the founder and President of Rainbow Capital, LLC, a private equity firm that sponsors private equity transactions of mature middle market companies. He founded the firm in 2001. From 1999 through 2001, Mr. Marcus was a private equity investor, sourcing and evaluating investment opportunities in primarily internet start-ups. For the previous 14 years, Mr. Marcus worked in the high yield bond market for Donaldson, Lufkin & Jenrette, Smith Barney, Inc. and PaineWebber, Inc. Mr. Marcus has

an M.B.A. in finance from the University of Duke and a B.S. in accounting from Syracuse University. Mr. Marcus is the Chairman of our Audit Committee., Compensation Committee and Nominating Committee.

DR. MICHAEL KELLY joined our board of directors in September 2005. Mr. Kelly has been a Director of the Insal, Scott Kelly Institute of Orthopedic and Sports Medicine in New York, New York since 1991. In 2004 Dr. Kelly was named Chairman of the Department of Orthopedic Surgery at Hackensack University Medical Center. He is also Vice President of the U.S. Knee Society, an attending orthopedic surgeon at Lenox Hill Hospital in New York, New York and has served as team physician for the New Jersey Nets franchise of the National Basketball Association for the last five years. Mr. Kelly is a member of our Audit Committee, Compensation Committee and Nominating Committee.

DAVID GRANATELL joined our board of directors in September 2005. Mr. Granatell is an Executive Director of the privately-owned Elmwood Park, NJ based Grant Industries, Inc., a specialty manufacturer of textile chemicals and personal care raw materials, with locations in Mexico, Romania, England, China and Korea. Mr. Granatell has worked for Grant Industries since graduating from Rutgers University in 1979 and became a Partner in 1982. Mr. Granatell is a member of our Audit Committee, Compensation Committee and Nominating Committee.

Board members are elected annually by the stockholders and the officers are appointed annually by the Board of Directors.

Vote Required

Provided that a quorum of stockholders is present at the meeting in person, or is represented by proxy, and is entitled to vote thereon, Directors will be elected by a plurality of the votes cast at the meeting. For the purposes of election of directors, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Messrs. Kleinert, Ragan, Sr., Marcus, Granatell and Dr. Kelly. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the above listed nominees and AGAINST any other nominees.

PROPOSAL 2

RATIFICATION OF APPOINTMENT
OF INDEPENDENT AUDITORS

Also submitted for consideration and voting at the Annual Meeting is the ratification of the appointment by the Company’s Board of Directors upon the recommendation of the Audit Committee, of Weiser LLP (‘‘Weiser’’) as independent auditors for the purpose of auditing and reporting upon the financial statements of the Company for the fiscal year ending December 31, 2007. The Board of Directors of the Company upon the recommendation of the Audit Committee, has selected and approved Weiser LLP as independent auditors to audit and report upon the Company’s financial statements. Weiser LLP has no direct or indirect financial interest in the Company.

On June 16, 2006, with the approval of the Audit Committee and the full Board of Directors of the Company, the firm of Weiser LLP (‘‘Weiser’’) was appointed as the Company’s independent accountants. During the Company’s two most recent fiscal years or subsequent interim period, the Company has not consulted with Weiser regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did Weiser provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

For the period since Weiser’s appointment through December 31, 2006, there had been no disagreements with Weiser on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Weiser would have caused them to make reference thereto in their independent auditors report. In addition, for the period since Weiser’s appointment through December 31, 2006, we did not consult with Weiser regarding any matter that was the subject of a ‘‘disagreement’’ with Weiser, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or with regard to any ‘‘reportable event,’’ as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

On June 8, 2006, Velocity, with the approval of the Audit Committee of our Board of Directors (the ‘‘Audit Committee’’) and the full Board of Directors, dismissed its independent accountants, Cowan Gunteski & Co., P.A (‘‘Cowan’’). During the years ended December 31, 2005 and 2004 and the subsequent interim period through March 31, 2006, Cowan acted as the independent accountants for the Company and its subsidiaries, and, during such period there were no disagreements with Cowan on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cowan, would have caused Cowan to make a reference to the subject matter of the disagreements in connection with its reports in the financial statements for such years.

The independent accountant’s reports of Cowan on the Company’s consolidated financial statements for the years ended December 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Company has provided a copy of this disclosure to its former accountants, and the Company requested that the former accountants furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made by the Company. A copy of that letter is attached as Exhibit 16.1 to the Company’s Form 8-K filed June 13, 2006.

Representatives of Weiser are expected to be present at the Annual Meeting, and they will be afforded an opportunity to make a statement at the Annual Meeting if they desire to do so. It is also expected that such representatives will be available at the Annual Meeting to respond to appropriate questions by stockholders.

Vote Required

The affirmative vote of holders of a majority of the votes cast at the Annual Meeting is required for the ratification of the selection of Weiser as the Company’s independent auditors for the fiscal year ending December 31, 2007.

Recommendation of the Board of Directors

The Board of Directors recommends a vote ‘‘FOR’’ the ratification of the appointment of Weiser LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007. Unless marked to the contrary, proxies received from stockholders will be voted in favor of the ratification of the selection of Weiser LLP as independent auditors for the Company for the fiscal year 2007.

Information about Fees Billed by Independent Auditors

The following table sets forth fees billed to us by our independent registered public accounting firms during the fiscal years ended December 31, 2005 and 2006 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements; (ii) services by our independent registered public accounting firms that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees; (iii) services rendered in connection with tax compliance, tax advice and tax planning; and (iv) all other fees for services rendered.

	FY 2006	FY 2005
Audit Fees	$135,000	$100,092
Audit Related Fees	$0	$23,586
Tax Fees	$55,534	$43,981
All Other Fees

All Other Fees

For the year ended December 31, 2006, the Company incurred no professional fees to its independent auditors with respect to all other services. For the year ended December 31, 2006, there were no fees billed by the Company’s independent auditors for professional services rendered for information technology services relating to financial information systems design and implementation.

The Audit Committee has the sole authority to pre-approve all audit and non-audit services provided by the independent auditors to the Company.

The Audit Committee approved 100% of the audit fees in fiscal 2006.

Executive Compensation

Compensation Pursuant to Plans

In March 2004, the Board of Directors and the stockholders approved the 2004 Equity Incentive Program. The Program provides for the grant of incentive stock options, nonqualified stock options, restricted stock grants, including, but not limited to, unrestricted stock grants, as approved by the Board or a committee of the board. Incentive stock options granted under the Program are intended to qualify as ‘‘incentive stock options’’ within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Nonqualified stock options granted under the Program are intended not to qualify as incentive stock options under the Internal Revenue Code.

The total number of shares of the Company’s common stock that may be issued under the Program upon the exercise of all option granted under the Program or the satisfaction by all recipients of all conditions necessary for the receipt of restricted stock awards and/or unrestricted stock awards may not exceed 1,000,000, of which 500,000 shares shall be available for issuance under incentive stock options and 500,000 shares hall be available for issuance under nonqualified stock options, restricted stock awards and/or unrestricted stock awards. A total of 157,000 shares have been issued under the Program.

Summary Compensation Table

The following table sets forth all annualized compensation paid to our named executive officers at the end of the fiscal years ended December 31, 2006, 2005 and 2004. Individuals we refer to as our ‘‘named executive officers’’ include our Chief Executive Officer and our most highly compensated executive officers whose salary and bonus for services rendered in all capacities exceeded $100,000 during the fiscal year ended December 31, 2006.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John C. Kleinert	2006	$215,000	$25,000	—						$240,000
Chief Executive Officer	2005	$175,000	—	—						$175,000
	2004	$37,500	—	—						$37,500
James J, Mastriani	2006	$175,000	$60,000	$193,750	(1)					$428,750
Chief Financial Officer	2005	$150,000	$30,000	—						$180,000
Chief Legal Officer	2004	$37,500	$5,000	—						$42,500

(1)	On August 26, 2006 the Board of Directors approved a grant to Mr. Mastriani’s for 200,000 restricted shares of common stock in the Company. Of those shares, 75,000 shares are unvested as of December 31, 2006. These shares will vest in increments of 25,000 shares on February 27, 2007, May 27, 2007 and August 27, 2007, provided that he is employed by the Company on each date. The $193,750 sum reflects the value of the 125,000 restricted shares that have vested as of December 31, 2006.

Narrative Disclosure to Summary Compensation Table

On January 1, 2006, we extended our employment contract with our President, John C. Kleinert, for a period of four years commencing from January 1, 2004 and renewable annually subject to the terms and conditions of the contract, at an annual salary of $215,000. Mr. Kleinert devotes all of his business time to our affairs in accordance with the terms of his employment contract.

On January 1, 2006, we extended our employment contract with W. Peter Ragan, Sr. in which we agreed to employ Mr. Ragan, Sr. as our Vice President and President of our wholly owned subsidiaries, J. Holder, Inc. and VOM, LLC, for a period of four years, commencing from January 1, 2004 and renewable annually subject to the terms and conditions of the contract at an annual salary of $100,000. Mr. Ragan, Sr. devotes approximately 50% of his business time to our affairs and the affairs of J. Holder and VOM in accordance with the terms of his employment contract.

On January 1, 2006, extended our employment contract with W. Peter Ragan, Jr. in which we agreed to employ Mr. Ragan, Jr. as President of our wholly owned subsidiary Velocity Investments, LLC, for a period of four years, commencing from January 1, 2004 and renewable annually subject to the terms and conditions of the contract, at an annual salary of $100,000. Mr. Ragan, Jr. devotes approximately 50% of his business time to the affairs of Velocity Investments, LLC in accordance with the terms of his employment contract.

On September 8, 2004, we entered into an employment contract with James J. Mastriani in which we agreed to employ Mr. Mastriani as our Chief Financial Officer and our Chief Legal Officer for a period of three years ending September 1, 2007 at an annual base salary of not less than $150,000, with annual increases and annual bonuses determined at the discretion of our board of directors and calculated in same manner as other executives. Additionally, we agreed to grant Mr. Mastriani equity securities pursuant to our 2004 Equity Incentive Program. The amount, type and terms of the equity securities to be granted to Mr. Mastriani will be determined by our board of directors and Mr. Mastriani from time to time. During the 2006 fiscal year, Mr. Mastriani received stock awards for 200,000, 125,000 of which vested during the 2006 fiscal year, and the remaining 75,000 shares will vest in 25,000 increments on February 27, 2007; May 27, 2007; and August 27, 2007, provided that he is employed by the Company on each date. Mr. Mastriani devotes all of his business time to our affairs as provided under his employment contract.

Outstanding equity awards

The following table summarizes outstanding unexercised options, unvested stocks and equity incentive plan awards held by each of our name executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
John C. Kleinert	—	—	—	—	—	—	—	—	—
James J. Mastriani	—	—	—	—	—	—	—	75,000	$116,250

Outstanding Equity Awards Narrative Disclosure

On August 26, 2006 the Board of Directors approved a grant to Mr. Mastriani’s for 200,000 restricted shares of common stock in the Company. Of those shares, 75,000 shares are unvested as of December 31, 2006. These shares will vest in increments of 25,000 shares on February 27, 2007, May 27, 2007 and August 27, 2007, provided that he is employed by the Company on each date.

Incentive Program.    The amount, type and terms of the equity securities to be granted to Mr. Mastriani will be determined by our board of directors and Mr. Mastriani from time to time. During the 2006 fiscal year, Mr. Mastriani received stock awards for 200,000, 125,000 of which vested during the 2006 fiscal year, and the remaining 75,000 shares will vest in 25,000 increments on February 27, 2007; May 27, 2007; and August 27, 2007. Mr. Mastriani devotes all of his business time to our affairs as provided under his employment contract.

Our board of directors presently consists of two of our executive officers and three independent directors. We are not currently providing any compensation to such members for serving in such capacity.

Compensation Pursuant to Plans.    In March 2004, we approved the 2004 Equity Incentive Program. The Program provides for the grant of incentive stock options, nonqualified stock options, restricted stock grants, including, but not limited to, unrestricted stock grants, as approved by the Board or a committee of the board. Incentive stock options granted under the Program are intended to qualify as ‘‘incentive stock options’’ within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Nonqualified stock options granted under the Program are intended not to qualify as incentive stock options under the Internal Revenue Code.

The total number of shares of the Company’s common stock that may be issued under the Program upon the exercise of all option granted under the Program or the satisfaction by all recipients of all conditions necessary for the receipt of restricted stock awards and/or unrestricted stock awards may not exceed 1,000,000, of which 500,000 shares shall be available for issuance under incentive stock options and 500,000 shares hall be available for issuance under nonqualified stock options, restricted stock awards and/or unrestricted stock awards. A total of 157,000 shares have been issued under the Program.

Compensation of Directors Summary Table

DIRECTOR COMPENSATION
Name (a)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Steven Marcus	$2,000	—	—	—	—	—	$2,000
David Granatell	$2,000	—	—	—	—	—	$2,000
Dr. Michael Kelly	$2,000	—	—	—	—	—	$2,000

Narrative to Director Compensation

Fees earned or paid in cash represent a standard $1,000 per day meeting fee received for attendance at the June 8, 2006 and December 19, 2006 Board of Directors meetings. The Company expects to implement a director incentive plan in Fiscal 2007.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires officers, directors and persons who own more than ten (10) percent of a class of equity securities registered pursuant to Section 12 of the Exchange Act to file reports of ownership and changes in ownership with both the SEC and the principal exchange upon which such securities are traded or quoted. Officers, directors and persons holding greater than ten (10) percent of the outstanding shares of a class of Section 12-registered equity securities (‘‘Reporting Persons’’) are also required to furnish copies of any such reports filed pursuant to Section 16(a) of the Exchange Act with the Company. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that from January 1, 2006 to December 31, 2006 all Section 16(a) filing requirements applicable to its Reporting Persons were complied with.

Security Ownership of Certain Beneficial Owners And
Management And Related Stockholder Matters

The following table sets forth information available to us, as of June 22, 2007 with respect to the beneficial ownership of the outstanding shares of common stock by (i) any holder of more than five percent (5%) of the outstanding shares; (ii) our officers and directors; and (iii) our officers and directors as a group:

NAME AND ADDRESS OF BENEFICIAL OWNER(1)	SHARES OF COMMON STOCK OWNED	PERCENTAGE OF COMMON STOCK
John C. Kleinert(2)(5)	9,255,323	56.3%
James J. Mastriani(4)	200,000	1.2%
W. Peter Ragan, Sr.(3)(4)	2,343,652	14.3%
W. Peter Ragan, Jr.(3)(4)	2,343,652	14.3%
Steven Marcus(4)	0	—
Dr. Michael Kelly(4)	344,412	2.1%
David Granatell(4)(6)	1,125,000	6.8%
All officers and directors as a group (seven persons)	15,612,039	94.9%

(1)	Beneficial ownership as reported in the table above has been determined in accordance with Instruction (1) to Item 403 (b) of Regulation S-B of the Securities Exchange Act of 1934.
(2)	The business address of Mr. Kleinert is 1800 Route 34 North, Building 4, Suite 404A, Wall, NJ 07719.
(3)	Includes 309,250 shares of common stock issuable upon the exercise of warrants issued to each of Mr. Ragan Sr. and Mr. Ragan Jr. in connection with the merger with STB.
(4)	The business address of the stockholder, director or officer, as the case may be, noted above is 1800 Route 34 North, Building 4, Suite 404A, Wall, NJ 07719.
(5)	Includes 1,718,500 shares of common stock issuable upon the exercise of warrants issued to Mr. Kleinert in connection with the merger with STB.
(6)	Includes 562,500 shares of common stock issuable upon the exercise of warrants at $1.04 per share which expire on February 3, 2009.

Certain Relationships and Related Party Transactions

Except as set forth below, no transactions have occurred since the beginning of the Company’s last three fiscal years or are proposed with respect to which a director, executive officer, security holder owning of record or beneficially more than 5% of any class of the Company’s securities or any member of the immediate families of the foregoing persons had or will have a direct or indirect material interest:

We engage Ragan & Ragan, P.C. to pursue legal collection of our receivable portfolios, interests in distressed real property and tax lien certificates. Both Messrs. Ragan, Sr. and Ragan, Jr. are partners of Ragan & Ragan, P.C. The fee arrangements between our subsidiaries and Ragan & Ragan, P.C. have been reviewed and approved by all of the members of a committee appointed by our board of directors other than Mr. Ragan, Sr. who abstained. John C. Kleinert and James J. Mastriani comprised the committee. On May 24, 2007, the Board of Directors executed a Uniform Written Consent, pursuant to which the Board of Directors unanimously ratified and approved (with W. Peter Ragan abstaining) the legal fee agreements between the Company and Ragan & Ragan, P.C. During fiscal years 2005 and 2006, our subsidiary Velocity Investments, LLC, paid Ragan & Ragan, P.C. an aggregate of $1,062,196 and $1,225,577, respectively, our subsidiary J. Holder, paid Ragan & Ragan, P.C. an aggregate of $63,574 and $10,139, respectively, and our subsidiary, VOM, paid Ragan & Ragan, P.C. an aggregate of $15,013 and $5,528, respectively. Ragan & Ragan also routinely advance court costs associated with servicing of the consumer receivable portfolios, which are subsequently reimbursed by the Company. These costs are included in the estimated court and media costs in the condensed consolidated balance sheets

On October 5, 2005, we sold an unsecured promissory note in the principal amount of $60,000 to Ragan & Ragan, PC, a related entity, in a private placement. The note bears interest at the rate of 7% per annum. The entire principal and accrued interest of the note is payable in one lump sum payment on October 5, 2006 unless the holder thereof gives written notice to us 30 days prior to October 5, 2006 that it elects to extend its note, in which event the entire principal thereof is payable on October 5, 2007. The note was redeemed and paid in full on October 5, 2006.

On October 5, 2005, our J. Holder subsidiary sold an unsecured promissory note in the principal amount of $70,000 to YouBit, Inc. a related entity owned by Ragan & Ragan, PC in a private placement. The note bears interest at the rate of 7% per annum. The entire principal and accrued interest of the note is payable in one lump sum payment on October 5, 2006 unless the holder thereof gives written notice to us 30 days prior to October 5, 2006 that it elects to extend its note, in which event the entire principal thereof is payable on October 5, 2007. The note was redeemed and paid in full on October 5, 2006.

It is our policy, with respect to insider transactions, that all transactions between us, our officers, directors and principal stockholders and our affiliates be on terms no less favorable to us than could be obtained from an unrelated third parties in arms-length transactions, and that all such transactions shall be approved by a majority of the disinterested members of the Board of Directors. We believe that the transactions described above comply with such policy.

Except for the relationship of W. Peter Ragan, Sr. and W. Peter Ragan, Jr. who are father and son none of our officers and directors are related.

GENERAL

The Management of the Company does not know of any matters, other than those stated in this Proxy Statement, that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to stockholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of the Common Stock of the Company held by such persons. The Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or facsimile transmission. The Company does not expect to pay any compensation for the solicitation of proxies.

A copy of the Company’s Form 10-KSB for the fiscal year ended December 31, 2006, as amended, as filed with the SEC, accompanies this Proxy Statement. Upon written request, the Company will provide each stockholder being solicited by this Proxy Statement with a free copy of any exhibits and schedules thereto. All such requests should be directed to 1800 Route 34 North, Building 4, Suite 404A, Wall, NJ 07719, Attn: James J. Mastriani, Secretary.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy in regard to items to be voted upon, stockholders may (i) vote in favor of, or FOR, the item, (ii) vote AGAINST the item or, (iii) ABSTAIN from voting on one or more items. Stockholders should specify their choices on the enclosed proxy. Proxies may be revoked by stockholders at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of the Company or by voting in person at the Annual Meeting. If the enclosed proxy is properly signed, dated and returned, the Common Stock represented thereby will be voted in accordance with the instructions thereon. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted FOR the election of all Directors, FOR the ratification of the appointment of Weiser LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007.

Stockholder Proposals For the 2008 Annual Meeting and General Communications

Any stockholder proposals intended to be presented at the Company’s 2008 Annual Meeting of Stockholders must be received by the Company at its office in Wall, New Jersey on or before March 12, 2008 in order to be considered for inclusion in the Company’s proxy statement and proxy relating to such meeting. The Company has received no stockholders nominations or proposals for the 2007 Annual Meeting.

Stockholders may communicate their comments or concerns about any other matter to the Board of Directors by mailing a letter to the attention of the Board of Directors c/o the Company at its office in Wall, New Jersey.

Revocability of Proxy

Shares represented by valid proxies will be voted in accordance with instructions contained therein, or, in the absence of such instructions, in accordance with the Board of Directors’ recommendations. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by attending the Annual Meeting and voting in person, by providing written notice of revocation of the proxy or by submitting a signed proxy bearing a later date. Any written notice of revocation should be sent to the attention of the Secretary of the Company at the address above. Any stockholder of the Company has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by any action inconsistent with the proxy, including notifying the Secretary of the Company in writing, executing a subsequent proxy, or personally appearing at the Annual Meeting and casting a contrary vote. However, no such revocation will be effective unless and until such notice of revocation has been received by the Company at or prior to the Annual Meeting.

Method of Counting Votes

Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the proxy card. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the ‘‘non-vote’’) on the non-routine matter. Under the rules and regulations of the primary trading markets applicable to most brokers, both the election of directors and the ratification of the appointment of auditors are routine matters on which a broker has the discretion to vote if instructions are not received from the client in a timely manner. Abstentions will be counted as present for purposes of determining a quorum but will not be counted for or against the election of directors or the ratification of independent auditors. As to Item 1, the Proxy confers authority to vote for all of the five persons listed as candidates for a position on the Board of Directors even though the block in Item 1 is not marked unless the names of one or more candidates are lined out. The Proxy will be voted ‘‘For’’ Item unless ‘‘Against’’ or ‘‘Abstain’’ is indicated. If any other business is presented at the meeting, the Proxy shall be voted in accordance with the recommendations of the Board of Directors.

By order of the Board of Directors
John C. Kleinert President and Chief Executive Officer

July 9, 2007

VELOCITY ASSET MANAGEMENT INC.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints John Kleinert and James Mastriani, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Velocity Asset Management, Inc. held of record by the undersigned at the close of business on June 22, 2007 at the 2007 Annual Meeting of Shareholders of Velocity Asset Management, Inc. to be held on August 8, 2007 or at any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED ‘‘FOR’’ THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1.    ELECTION OF DIRECTORS

(INSTRUCTION:      To withhold authority to vote for any individual nominee strike a line through the nominee’s name below.)

VOTE

FOR

WITHHOLD AUTHORITY

John C. Kleinert, W. Peter Ragan, Sr., Steven Marcus, Michael Kelly and David Granatell.

2.    PROPOSAL TO RATIFY INDEPENDENT AUDITORS, WEISER LLP.

FOR

AGAINST

ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, sign date and return this Proxy promptly using the accompanying postage pre-paid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VELOCITY ASSET MANAGEMENT INC.

Dated:

Signature

Signature if jointly owned:

Print name:

NOTE:    Please sign exactly as name appears hereon. When shares are held by joint owners, both owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please name by authorized person.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY

IN THE ENCLOSED ENVELOPE